Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT

SIXTH AMENDMENT, dated as of November 28, 2017 (this “Amendment”), to that certain Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012, the Second Amendment thereto dated as of May 8, 2015, the Third Amendment thereto dated as of June 13, 2016, the Fourth Amendment thereto dated as of December 15, 2016 and the Fifth Amendment thereto dated as of June 16, 2017 (the “Fifth Amendment”), the “Credit Agreement”) among CINEMARK HOLDINGS, INC. (the “Parent”), CINEMARK USA, INC. (the “Borrower”), the several banks and other financial institutions party thereto (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other agents party thereto. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

RECITALS:

WHEREAS, the Borrower, the Lenders and others are party to the Credit Agreement.

WHEREAS, the Borrower has engaged Barclays Bank PLC (“Barclays”), to act as the sole lead arranger and sole bookrunner in structuring and facilitating this Amendment.

WHEREAS, the amendments described in Section I(c) of the Fifth Amendment become effective upon the receipt by the Administrative Agent of written consent of each of the Revolving Credit Lenders, and the Required Lenders (within the meaning of such term as used in Section 2.22(c)) have consented to such amendments.

WHEREAS, in accordance with Section 2.27 of the Credit Agreement, the Borrower has requested, among other things, that Lenders agree to (i) reduce the Applicable Margin with respect to the entire Revolving Credit Facility and (ii) extend the Revolving Credit Termination Date applicable to the entire Revolving Credit Facility to the date which is the earlier of (x) the fifth anniversary of the Effective Date (as defined below) and (y) to the extent any Term Loans having a Term Loan Maturity Date that is on or prior to the fifth anniversary of the Effective Date are then outstanding, the date that is 90 days prior to such Term Loan Maturity Date (the Revolving Credit Facility as so repriced and extended, the “Extended Revolving Credit Facility”, the Revolving Credit Commitments thereunder, the “Extended Revolving Credit Commitments” and the Revolving Credit Loans thereunder, the “Extended Revolving Credit Loans”).

WHEREAS, each Revolving Credit Lender executing a signature page hereto (including, for the avoidance of doubt, any New Extended Revolving Credit Lender (as defined below), an “Extended Revolving Credit Lender”) has agreed to so reduce the Applicable Margin with respect to the Revolving Credit Facility and extend the Revolving Credit Termination Date as set forth herein, in each case subject to the agreements of the Borrower provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

(a) On and after the Effective Date, all references to (i) “Revolving Credit Commitments” shall be deemed to be references to the “Extended Revolving Credit Commitments”, (ii) “Revolving Credit Loans” shall be deemed to be references to the “Extended Revolving Credit Loans”, (iii) the “Revolving Credit Facility” shall be deemed to be references to the “Extended Revolving Credit Facility” and (iv) the “Revolving Credit Lenders” shall be deemed to be references to the “Extended Revolving Credit Lenders”, in each case, with such changes as are set forth in this Amendment, except as the context may otherwise require.

(b) Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) The following definition is hereby added in the appropriate alphabetical order to Section 1.1:

“Sixth Amendment Effective Date”: November 28, 2017.

(ii) The definition of “Applicable Margin” in the Credit Agreement is hereby amended by:

(A)	replacing the Applicable Margin with respect to the Revolving Credit Facility as set forth below:

	Base Rate Loans	Eurodollar Loans
Revolving Credit Facility	0.50%	1.50%

(B)	replacing the reference to “the Restatement Closing Date” therein with a reference to “the Sixth Amendment Effective Date”.

(iii) The definition of “Commitment Fee Rate” in the Credit Agreement is hereby amended and restated in its entirety as set forth below:

“Commitment Fee Rate”: 0.150% per annum; provided that, from and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Sixth Amendment Effective Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

(iv) The definition of “Revolving Credit Termination Date” in the Credit Agreement is hereby amended by replacing “the date which is the fifth anniversary of the Restatement Closing Date” with “the date which is the earlier of (x) the fifth anniversary of the Sixth Amendment Effective Date and (y) to the extent any Term Loans having a Term Loan Maturity Date that is on or prior to the fifth anniversary of the Sixth Amendment Effective Date are then outstanding, the date that is 90 days prior to such Term Loan Maturity Date”.

(c) Annex A of the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

(d) The table in Schedule 1.1C to the Credit Agreement directly under the heading “A. Revolving Credit Commitments” is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

(e) Each Extended Revolving Credit Lender (including, for the avoidance of doubt, each Revolving Credit Lender under the Credit Agreement immediately prior to the Effective Date (each such Lender, an “Existing Revolving Credit Lender”), subject to Section II below) hereby consents to the amendments described in Section I(c) of the Fifth Amendment.

SECTION II. REPLACEMENT LENDERS

The Lenders party hereto, the Administrative Agent and the Borrower acknowledge that the Borrower has replaced any Existing Revolving Credit Lender that did not consent to this Amendment (for the avoidance of doubt, in connection with Section I(e) of this Amendment) with Barclays as the replacement lender immediately prior to the effectiveness of this Amendment in accordance with Section 2.22(c) of the Credit Agreement.

SECTION III. EXTENDED REVOLVING CREDIT FACILITY

(a) Subject to the terms and conditions set forth herein, each Extended Revolving Credit Lender agrees to (i) provide an Extended Revolving Credit Commitment in an amount equal to the amount set forth next to its name in Exhibit B and (ii) this Amendment and the terms of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

(b) Simultaneously with the effectiveness of this Amendment, each party hereto hereby agrees that Barclays, in its capacity as an Extended Revolving Credit Lender (the “Assigning Lender”), hereby assigns in accordance with Section 10.6 of the Credit Agreement to the other Extended Revolving Credit Lenders and to any Person party to this Amendment that is not an Existing Revolving Credit Lender (each such Person, a “New Extended Revolving Credit Lender”) a portion of the Extended Revolving Credit Commitments of the Assigning Lender as necessary for the Revolving Credit Commitments on the Effective Date to be held by the Extended Revolving Credit Lenders and the New Extended Revolving Credit Lenders in the amounts set forth next to each such Person’s name in Exhibit B hereto. Each New Extended Revolving Credit Lender shall become a party to the Amended Credit Agreement and an Extended Revolving Credit Lender as of the Effective Date by executing and delivering to the Administrative Agent, on or prior to the Effective Date, a signature page to this Amendment. The terms of the form of Assignment and Assumption, in the form of Exhibit E to the Credit Agreement, are hereby incorporated herein by reference mutatis mutandis.

(c) The obligation of each Extended Revolving Credit Lender to provide the Extended Revolving Credit Facility on the Effective Date is subject to the satisfaction of the conditions set forth in Section IV of this Amendment.

(d) The Borrower hereby specifies $50,000,000 as the Minimum Extension Condition with respect to this Extension Offer in accordance with Section 2.27(b) of the Credit Agreement.

SECTION IV. CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall be effective on and as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions:

(a) Agreements. The Borrower, the Parent, each Existing Revolving Credit Lender (subject to Section II above) and each Extended Revolving Credit Lender shall have delivered executed counterparts of this Amendment to the Administrative Agent.

(b) Acknowledgment. The Borrower, the Parent and the other Loan Parties have each executed and delivered an acknowledgment in the form of Exhibit C hereto (the “Acknowledgment”).

(c) Fees, Expenses and Costs. The Administrative Agent shall have received all fees required to be paid, and reimbursement of all expenses for which invoices have been presented and which were supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Effective Date.

(d) Resolutions. The Administrative Agent shall have received certified resolutions from the board of directors, members or other similar body of each Loan Party authorizing the execution, delivery and performance of this Amendment.

(e) Closing Certificate; Certified Certificate of Incorporation; Good Standing. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit C to the Credit Agreement (including such modifications as are necessary to reflect the requirements of this Section IV), with appropriate insertions and attachments including the certificate of incorporation or formation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate and bringdown good standings for each Loan Party from its jurisdiction of organization.

(f) Legal Opinions. The Administrative Agent shall have received the legal opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Loan Parties. Such legal opinion shall cover such customary matters relating to the Loan Parties, this Amendment and other matters incidental to this Amendment as the Administrative Agent may reasonably request and shall be addressed to the Administrative Agent and the Lenders.

(g) PATRIOT Act. The Lenders shall have received, sufficiently in advance of closing, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.

(h) Representations and Warranties. The representations and warranties contained in the Loan Documents, as modified by this Amendment, are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(i) No Default. No Default or Event of Default has occurred and is continuing on the Effective Date or will result from the consummation of the transactions contemplated by this Amendment.

(j) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (h) and (i) of this Section IV have been satisfied as of the Effective Date.

(k) Flood Hazard Determinations. The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property existing on the date hereof (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance in form and amount reasonably satisfactory to the Administrative Agent.

(l) Certain Payments. The Borrower shall have prepaid all Revolving Loans, if any, outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment (and all accrued and unpaid interest thereon) and all accrued and unpaid commitment fees and letter of credit fees under the Credit Agreement, accrued to (but not including) the Effective Date.

SECTION V. POST-EFFECTIVE DATE ACTIONS

Within 120 days after the Effective Date (as such time frame may be extended by the Administrative Agent in its sole discretion), the Administrative Agent shall have received:

(a) with respect to each Mortgage which was recorded pursuant to the Credit Agreement (an “Existing Mortgage”), if local counsel in the applicable jurisdiction reasonably recommends to, or reasonably advises the Borrower or the Administrative Agent to, record an amendment to such Existing Mortgage in order to continue to secure the obligations under the Amended Credit Agreement or to reflect the changes under the Amended Credit Agreement or to maintain the perfection and priority of the security interests and liens granted under the applicable Existing Mortgage to secure the obligations under the Amended Credit Agreement, or if any Mortgage has a maturity date prior to the Latest Maturity Date after giving effect to this Amendment, a fully executed counterpart of an amendment to each such Existing Mortgage in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (each a “Mortgage Amendment”), together with evidence that counterparts of each Mortgage Amendment have been delivered to the Title Company or other service company for recording in all places where such Mortgage Amendments should be recorded;

(b) with respect to each Mortgage in respect of which a Mortgage Amendment is executed and delivered to the Administrative Agent pursuant to clause (a) above, if reasonably requested by the Administrative Agent, a modification or similar endorsement (and in the case of Texas, a T-38 endorsement) to the title insurance policy covering such Mortgaged Property, which endorsement shall show that the applicable Mortgaged Property is free of Liens except those Liens permitted by the Amended Credit Agreement; provided, however, if such an endorsement is not available with respect to any applicable title insurance policy, the foregoing requirement may be satisfied through a date-down or reissuance of such title policy; and

(c) evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all search and examination charges, title endorsement premiums and charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and fees and expenses of counsel referred to above.

SECTION VI. FEES

The Borrower agrees to pay to the Administrative Agent for the account of each Extended Revolving Credit Lender a fee in an amount equal to 0.125% of such Extended Revolving Credit Lender’s Extended Revolving Credit Commitment, which fee shall be due and payable on the Effective Date.

SECTION VII. REPRESENTATIONS AND WARRANTIES

The Parent and the Borrower hereby jointly and severally represent and warrant that:

(a) Binding Obligation. Each of this Amendment and the Acknowledgment has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Incorporation of Representations and Warranties. The representations and warranties contained in the Loan Documents, as modified by this Amendment, are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(c) No Default. No Default or Event of Default has occurred and is continuing on the Effective Date or will result from the consummation of the transactions contemplated by this Amendment.

SECTION VIII. MISCELLANEOUS

(a) Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. No party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any party without the prior written consent of all the Lenders.

(b) References to Agreements. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(c) Effect on Loan Documents. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document and an Extension Offer made by the Borrower pursuant to and in compliance with Section 2.27 of the Credit Agreement, and accepted by the Revolving Credit Lenders parties hereto.

(d) Limitation of Amendments. The amendments set forth above shall be limited precisely as written and relate solely to the modification of the provisions of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults or existing provisions, in each case, that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or the Amended Credit Agreement or any other instrument or agreement referred to therein.

(e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(f) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President-General Counsel and Secretary

CINEMARK USA, INC.

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President- General Counsel and Secretary

[Signature Page to Sixth Amendment]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Chris Walton
	Name:	Chris Walton
	Title:	Director

[Signature Page to Sixth Amendment]

BARCLAYS BANK PLC, as an Extended Revolving Credit Lender

By:	/s/ Chris Walton
	Name:	Chris Walton
	Title:	Director

[Signature Page to Sixth Amendment]

JPMorgan Chase Bank, N.A., as an Extended Revolving Credit Lender

By:	/s/ Peter Christensen
	Name:	Peter Christensen
	Title:	Vice President

WEBSTER BANK NATIONAL ASSOCIATION, as an Extended Revolving Credit Lender

By:	/s/ Daniel Ponzio
	Name:	Daniel Ponzio
	Title:	Vice President

WELLS FARGO BANK, N.A., as an Extended Revolving Credit Lender

By:	/s/ Nicholas Grocholski
	Name:	Nicholas Grocholski
	Title:	Director

Royal Bank of Canada, as an Extended Revolving Credit Lender

By:	/s/ Kevin Quan
	Name:	Kevin Quan
	Title:	Authorized Signatory

EXHIBIT A

Annex A

PRICING GRID FOR REVOLVING CREDIT LOANS AND COMMITMENT FEE RATE

Consolidated Net Senior Secured Leverage Ratio	Applicable Margin for Revolving Credit Loans		Commitment Fee Rate
	Eurodollar Loans	Base Rate Loans
> 2.75 to 1.00	2.25%	1.25%	0.400%
≤ 2.75 to 1.00 and > 2.25 to 1.00	2.00%	1.00%	0.300%
≤ 2.25 to 1.00 and > 1.75 to 1.00	1.75%	0.75%	0.250%
≤ 1.75 to 1.00 and > 1.50 to 1.00	1.50%	0.50%	0.200%
≤ 1.50 to 1.00	1.50%	0.50%	0.150%

Changes in the Applicable Margin resulting from changes in the Consolidated Net Senior Secured Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the date such financial statements are due pursuant to Section 6.1) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Net Senior Secured Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 2.75 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Net Senior Secured Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater than 2.75 to 1.00. Each determination of the Consolidated Net Senior Secured Leverage Ratio pursuant to this Pricing Grid shall be made as at the last day of any period of four consecutive fiscal quarters of the Borrower.

EXHIBIT B

SCHEDULE 1.1C

Lender	Revolving Commitments (US $)
Barclays Bank PLC	35,000,000.00
Wells Fargo Bank, N.A.	20,000,000.00
JPMorgan Chase Bank, N.A.	20,000,000.00
Royal Bank of Canada	20,000,000.00
Webster Bank, N.A.	5,000,000.00

TOTAL: $100,000,000	100,000,000.00

EXHIBIT C

FORM OF ACKNOWLEDGMENT

ACKNOWLEDGMENT

[___], 2017

Reference is made to (i) that certain Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012, the Second Amendment thereto dated as of May 8, 2015, the Third Amendment thereto dated as of June 13, 2016, the Fourth Amendment dated as of December 15, 2016 and the Fifth Amendment dated as of June 16, 2017, the “Credit Agreement”), among CINEMARK HOLDINGS, INC. (the “Parent”), CINEMARK USA, INC. (the “Borrower”), the several banks and other financial institutions party thereto (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (the “Administrative Agent”), and the other agents party thereto and (ii) the Sixth Amendment to the Credit Agreement, dated as of [____], 2017 (the “Amendment”), among the Parent, the Borrower, the Administrative Agent and the Lenders party thereto. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Each Loan Party executing this Acknowledgment hereby (i) consents to the Amendment and the transactions contemplated thereby, (ii) confirms its respective guarantees, pledges, grants of security interests and liens, acknowledgments, obligations and consents under the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of the Amendment and the consummation of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and liens, acknowledgments, obligations and consents shall continue to be in full force and effect, in each case as modified by the Amendment, and (iii) ratifies the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party, in each case as modified by the Amendment.

[__________________]

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